ARTICLES OF INCORPORATION

                                       OF

                         COLUMBUS LIFE INSURANCE COMPANY


         The undersigned, desiring to form a corporation for profit under Sections 3907.01 et seq. of the Revised Code of Ohio, do hereby certify:

         FIRST: The name of the corporation is Columbus Life Insurance Company.

         SECOND: The place in Ohio where the principal office of the corporation is located is the City of Columbus, Franklin County.

         THIRD: The kind of business to be undertaken by, and the purpose of, the corporation are to make insurance upon the lives of individuals, and every type of insurance appertaining thereto or connected therewith, on the stock plan, to grant, purchase, and dispose of annuities, and to make insurance against accidents to persons, sickness, or temporary or permanent physical disability. The corporation shall have the power and authority to exercise any and all rights, powers and privileges, and shall be subject to all duties and obligations, now or hereafter granted to or imposed upon domestic legal reserve life insurance companies by the laws of the State of Ohio and shall have the power and authority to engage in any act or activity which is not unlawful for domestic legal reserve life insurance companies under the laws of the State of Ohio.

         FOURTH: (A) The corporate powers of the corporation shall be exercised by its board of directors, except where the laws of the State of Ohio or the articles or the regulations of the corporation require that certain corporate power be exercised by action of its stockholders, in which cases such corporate power shall be exercised by its stockholders.


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         (B) The number of directors of the corporation, which shall not be less than five (5) nor more than twenty-one (21), may be fixed or changed from time to time by a resolution adopted by the affirmative vote, whether cast in person or by proxy, of the holders of shares of the corporation entitling them to exercise not less than a majority of the voting power of the corporation, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director; and until changed by action of the stockholders as aforesaid, the number of directors of the corporation shall be fifteen (15).

         (C) The initial directors shall be elected at the first meeting of stockholders. Thereafter, directors shall be elected at the annual meeting of the stockholders of the corporation or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of stockholders of the corporation and until his successor is duly elected and shall qualify or until his earlier resignation, removal from office, or death. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of shares of the corporation entitling them to exercise not less than a majority of the voting power of the corporation, but unless such request is made the election shall be by voice vote.

         (D) Directors need not be stockholders of the corporation. A majority of the directors shall be citizens of the State of Ohio.

         (E) A director may be removed from office, with or without cause, only by the vote of the holders of not less than a majority of the voting power of the corporation. In case one or more vacancies in the board of directors shall exist, the remaining directors, through less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board of directors for the unexpired term.


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         FIFTH: The officers of the corporation may be elected by the directors at any meeting of the directors to serve at the pleasure of the directors and upon such other terms and conditions of employment as the directors may determine. The officers of the corporation shall be a president, a secretary, and a treasurer. The directors may elect one or more vice-presidents and such other officers and assistant officers as the directors may from time to time determine. A majority of the officers of the corporation shall be citizens of the State of Ohio. Any two or more offices may be held by the same person.

         SIXTH: (A) The paid-in capital of the corporation shall be not less than $1,000,000, the contributed surplus of the corporation shall be not less than $1,000,000, and the aggregate capital and surplus of the corporation shall be not less than $2,500,000. The authorized number of shares of the corporation shall be 10,000,000, all of which shall be common shares, each with a par value of $1.00 per share.

         (B) No stockholder of the corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         SEVENTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it,
(B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and


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(C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Seventh of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer, or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as incorporators of Columbus Life Insurance Company on the dates so indicated.

         /s/ Ralph E. Waldo
         -------------------------      ------------------------
         Ralph E. Waldo

         /s/ Eugene W. Bates
         -------------------------      ------------------------
         Eugene W. Bates

         /s/ James N. Clark
         -------------------------      ------------------------
         James N. Clark

         /s/ William J. Reidenbach
         -------------------------      ------------------------
         William J. Reidenbach

         /s/ Wendall Sullivan
         -------------------------      ------------------------
         Wendall Sullivan

         /s/ James W. Carpenter
         -------------------------      ------------------------
         James W. Carpenter

         /s/ Ralph F. Ellis
         -------------------------      ------------------------
         Ralph F. Ellis

         /s/ Robert F. Morand
         -------------------------      ------------------------
         Robert F. Morand

         /s/ David J. Menke
         -------------------------      ------------------------
         David J. Menke

         /s/ William F. Meyer
         -------------------------      ------------------------
         William F. Meyer


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         /s/ John H. Santen
         -------------------------      ------------------------
         John H. Santen

         /s/ Donald J. Wuebbling
         -------------------------      ------------------------
         Donald J. Wuebbling

         /s/ Hans M. Zimmer
         -------------------------      ------------------------
         Hans M. Zimmer

         I hereby certify that the foregoing Articles of Incorporation of Columbus Life Insurance Company are in accordance with the Constitution and laws of the State of Ohio and of the United States and that the same are hereby approved as of this 3rd day of September, 1986.


                                                      ANTHONY J. CELEBREZZE, JR.
                                                        Attorney General of Ohio


                                                      By: ______________________
                                                         NAME: PETER D. PATITSAS
                                                      Assistant Attorney General